UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 9, 2015

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
HealthSouth Corporation (the “Company”) will hold an investor meeting in New York City on June 10, 2015. Representatives of the Company will make presentations beginning at 8:30 a.m. ET and ending at noon ET at the Pierre Hotel using the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Investor Day Slides”). The Investor Day Slides address, among other things, an overview of the Company and its industry, a historical perspective of the Company, the Company’s business outlook, the Company’s financial and operational metrics and initiatives, and the Company’s value proposition. The investor day presentations will be webcast live and the Investor Day Slides will be available at http://investor.healthsouth.com by clicking on an available link.
The Company will share its preliminary observations and considerations on the quarter and six months ending June 30, 2015 during the investor day presentations. These preliminary observations and considerations include the following:

•
The Company expects to report solid volume growth for the second quarter of 2015, including discharges from its recently closed acquisition of Cardinal Hill Rehabilitation Hospital in Lexington, Kentucky and its joint venture with Memorial Health in Savannah, Georgia.

•
Based on the Supplemental Security Income, or “SSI,” ratios recently published by the Centers for Medicare and Medicaid Services (“CMS”) for fiscal year 2013, the Company expects Adjusted EBITDA in the second quarter of 2015 to be negatively impacted by approximately $4 million to $5 million reflecting retroactive adjustments for full-year 2013, full-year 2014, and year-to-date 2015. CMS periodically retroactively updates SSI ratios that are used to determine adjustments to Medicare payment rates for low-income patients.

The Company reiterates as of the date hereof its Adjusted EBITDA guidance range of $670 million to $680 million and its earnings per share from continuing operations attributable to HealthSouth guidance range of $2.13 to $2.19 for full-year 2015, as previously reported in the press release furnished as an exhibit to the Current Report on Form 8-K dated April 30, 2015 and during the Company’s earnings conference call held on May 1, 2015. Other guidance considerations for April 1, 2015 through December 31, 2015 are included on pages 43 and 44 of the Investor Day Slides. Specifically, the Company’s home health and hospice segment remains on track to contribute approximately $72 million of Adjusted EBITDA after noncontrolling interest, excluding HealthSouth’s legacy 25 home health agencies.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Investor Day Slides attached hereto as Exhibit 99.1 includes non-GAAP financial measures, including the Company’s leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income in the Investor Day Slides attached hereto as Exhibit 99.1 and to net cash provided by operating activities in the Investor Day Slides attached hereto as Exhibit 99.1 and below. Adjusted EBITDA for the Company’s reportable segments is reconciled to net income from continuing operations before income tax expense below.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2014 (the “2014 Form 10‑K”) and Note 4, Long-term Debt, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2015 (the “March 2015 Form 10-Q”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations and closed locations, (3) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard Scrushy discussed in Note 18, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2014 Form 10‑K, and (4) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million. These items may not be indicative of the Company’s ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2014 Form 10‑K and Note 1, Basis of Presentation, “Net Operating Revenues,” and “Accounts Receivable and Allowance for Doubtful Accounts,” to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the March 2015 Form 10-Q.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow are included in the Investor Day Slides attached hereto as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2014 Form 10-K and the condensed consolidated statements of cash flows included in the March 2015 Form 10-Q for the GAAP measures of cash flows from operating, investing, and financing activities.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,		Year Ended December 31,

	2015	2014	2014	2013
	(In Millions)
Net cash provided by operating activities	$102.0	$107.1	$444.9	$470.3
Provision for doubtful accounts	(11.6)	(7.5)	(31.6)	(26.0)
Professional fees—accounting, tax, and legal	2.2	1.6	9.3	9.5
Interest expense and amortization of debt discounts and fees	31.8	27.9	109.2	100.4
Equity in net income of nonconsolidated affiliates	1.6	4.3	10.7	11.2
Net income attributable to noncontrolling interests in continuing operations	(16.5)	(14.8)	(59.7)	(57.8)
Amortization of debt-related items	(3.3)	(3.1)	(12.7)	(5.0)
Distributions from nonconsolidated affiliates	(1.9)	(3.4)	(12.6)	(11.4)
Current portion of income tax expense	3.5	3.6	13.3	6.3
Change in assets and liabilities	56.0	26.9	90.1	48.9
Net premium (received) paid on bond transactions	(8.0)	—	4.3	1.7
Cash used in operating activities of discontinued operations	0.1	0.2	1.2	1.9
Encompass transaction costs	—	—	9.3	—
Other	0.2	1.3	1.9	1.6
Adjusted EBITDA	$156.1	$144.1	$577.6	$551.6
For the three months ended March 31, 2015, net cash used in investing activities was $45.7 million and resulted primarily from capital expenditures, an acquisition, and the net change in restricted cash. Net cash provided by financing activities during the three months ended March 31, 2015 was $85.3 million and resulted primarily from the Company’s public offering of 5.125% Senior Notes due 2023.
For the three months ended March 31, 2014, net cash used in investing activities was $67.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2014 was $50.7 million and resulted primarily from repurchases of common stock, cash dividends on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2014, net cash used in investing activities was $876.9 million and resulted primarily from the acquisition of Encompass. Net cash provided by financing activities during the year ended December 31, 2014 was $434.2 million and resulted primarily from draws under the revolving and expanded term loan facilities of the Company’s credit agreement to fund the acquisition of Encompass offset by the redemption of the Company’s existing 7.25% Senior Notes due 2018.
For the year ended December 31, 2013, net cash used in investing activities was $226.2 million and resulted primarily from capital expenditures and the acquisition of Walton Rehabilitation Hospital. Net cash used in financing activities during the year ended December 31, 2013 was $312.4 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.

Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014
	In Millions
Total segment Adjusted EBITDA	$181.3	$163.3	$162.5	$175.9	$167.5	$669.2
General and administrative expenses	(34.6)	(36.4)	(27.5)	(30.2)	(30.7)	(124.8)
Depreciation and amortization	(31.9)	(27.5)	(27.4)	(26.4)	(26.4)	(107.7)
Gain (loss) on disposal or impairment of assets	1.5	(1.0)	(2.7)	(1.7)	(1.3)	(6.7)
Government, class action, and related settlements	(8.0)	0.9	—	0.8	—	1.7
Professional fees - accounting, tax, and legal	(2.2)	(1.7)	(4.0)	(2.0)	(1.6)	(9.3)
Loss on early extinguishment of debt	(1.2)	(13.2)	—	—	—	(13.2)
Interest expense and amortization of debt discounts and fees	(31.8)	(25.7)	(27.8)	(27.8)	(27.9)	(109.2)
Gain on consolidation of former equity method hospital	—	—	—	27.2	—	27.2
Net income attributable to noncontrolling interests	16.5	15.4	14.7	14.8	14.8	59.7
Income from continuing operations before income tax expense	$89.6	$74.1	$87.8	$130.6	$94.4	$386.9
Forward-Looking Statements
Statements contained in this document and the Investor Day Slides attached hereto as Exhibit 99.1 which are not historical facts, such as those relating to the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s plan to repurchase its debt or equity securities, dividend strategies or payments, effective income tax rates, HealthSouth’s business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth’s common stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass; any adverse effects on HealthSouth’s stock price resulting from the integration of Encompass; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass’ systems; the ability to successfully complete and integrate the acquisition of Encompass, including realization of anticipated revenues, cost savings, tax benefits, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth’s Form 10‑K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	Investor Day Slides of HealthSouth Corporation used in connection with its June 10, 2015 presentation at its investor meeting in New York City.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: June 9, 2015